UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):          April 10, 2006
General Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-32845	32-0163571

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 South Los Robles, Suite 217 Pasadena, California		91101

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:          (626) 584-9722
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
     On April 7, 2006, General Finance Corporation (“GFC”) issued and sold in a private placement an aggregate of 583,333 warrants to Ronald F. Valenta and John O. Johnson for $1.20 per Warrant or an aggregate of $700,000. These warrants are identical to the warrants issued in GFC’s initial public offering. Each warrant entitles the holder to purchase one share of common stock at a price of $6.00. Each warrant will become exercisable on the later of the completion of a business combination by GFC and April 5, 2007, and will expire on April 5, 2010. The issuance and sale of these warrants were exempt from registration under the Securities Act of 1933, as amended, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving any public offering. GFC used no general solicitation or general advertising in connection with the issuance and sale of these warrants, and the purchasers are affiliates of GFC and have agreed to appropriate restrictions on resale of the warrants and the underlying shares. GFC paid no underwriting discounts or commissions with respect to the issuance and sale of these warrants.
Item 8.01. Other Events
     On April 10, 2006, GFC consummated its initial public offering (the “IPO”) of 7,500,000 units (“Units”). Each Unit consists of one share of common stock, $.0001 par value per share (“Common Stock”), and one warrant to purchase one share of Common Stock. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $60,000,000. Audited financial statements for GFC as of April 10, 2006 reflecting the receipt of the proceeds upon consummation of the IPO and the private placement of the warrants described in Item 3.02 are included as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the Press Release issued by GFC announcing the closing of the IPO is included as Exhibit 99.2 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
Exhibit 99.1          Audited financial statements of General Finance Corporation
Exhibit 99.2          Press release dated April 11, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Finance Corporation
April 10, 2006	By:	/s/ Ronald F. Valenta
		Name:	Ronald F. Valenta
		Title:	Chief Executive Officer

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